Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DraftKings Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-239516) of DraftKings Inc. of our report dated February 26, 2021, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

February 26, 2021